UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  August 29, 2014

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 29, 2014, KEMET Electronics Corporation (“KEC”), a subsidiary of KEMET Corporation (“KEMET”), and NEC Corporation (“NEC”) entered into Amendment No. 1 to Option Agreement dated as of August 29, 2014 (“Amendment No. 1”), which amended the Option Agreement dated as of March 12, 2012 (the “Agreement”), between the same parties. The Agreement, among other things, provides a right to KEC to elect to purchase additional shares of NEC TOKIN Corporation’s (“NEC TOKIN”) common stock (the “First Call Option”), or to purchase all of the outstanding shares of NEC TOKIN common stock and NEC TOKIN preferred stock from its other shareholders, NEC and NEC Capital Solutions Limited (“NECAP”), a subsidiary of NEC (the “Second Call Option”). Under certain circumstances, NEC can require KEC to purchase all of the outstanding shares of NEC TOKIN common stock and NEC TOKIN preferred stock from NEC and NECAP (the “Put Option”).
Amendment No. 1 extends the date by which KEC may provide written notice of its election to exercise the First Call Option from August 31, 2014, to April 30, 2015. By providing written notice of the exercise of the First Call Option by April 30, 2015, KEC may also elect to provide written notice of the exercise of the Second Call Option until May 31, 2018. NEC’s indemnity obligations under the Agreement in connection with the exercise of the First Call Option have also been conformed to these dates, and generally will expire 7 months after the closing date of the First Call Option Closing Date, but no later than April 30, 2016. Other than those changes, the terms of the First Call Option and the Second Call Option remain unchanged.
Amendment No. 1 also extends the earliest date when NEC may provide written notice of its election to exercise the Put Option from August 1, 2014, to April 1, 2015. In the event that KEMET issues new debt securities principally to refinance its outstanding 10½% senior notes due 2018 and its currently outstanding credit agreement, including amounts to pay related fees and expenses and to use for general corporate purposes (“Refinancing Notes”), prior to NEC’s delivery of its notification of exercise of the Put Option, then the earliest date NEC may exercise the Put Option is automatically further extended to the day immediately following the final scheduled maturity date of such Refinancing Notes, or in the event such Refinancing Notes are redeemed in full prior to such final scheduled maturity date, then on the day immediately following the date of such full redemption, but in any event beginning no later than November 1, 2019. In that event, the Put Option will expire on October 31, 2023.
Corresponding amendments were made to extend until May 1, 2015, the earliest date that NEC may convert its existing NEC TOKIN preferred stock into NEC TOKIN common stock under the Agreement and the related Stockholders Agreement, dated as of March 12, 2012, by and among KEC, NEC TOKIN and NEC (the “SHA”).
Pursuant to Amendment No. 1, it is expected that NEC TOKIN will repay to NEC on April 30, 2015, solely out of NEC TOKIN’s then-available cash, at least 2 billion Japanese yen of the currently outstanding amount of 25.5 billion Japanese yen of the debt obligation NEC TOKIN owes to NEC, and KEC has agreed to take actions under the SHA to permit that repayment. In no event, however, will KEC or any of its affiliates (other than NEC TOKIN) be required to use, expend or advance any funds to NEC TOKIN in connection with such repayment.
This description of Amendment No. 1 is qualified in its entirety by the text of Amendment No. 1 which is attached hereto as Exhibit 99.1 and incorporated by reference.
This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Option Agreement, dated as of August 29, 2014, between KEMET Electronics Corporation and NEC Corporation.
99.1	Press Release, dated September 4, 2014, issued by the Company

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2014	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Option Agreement, dated as of August 29, 2014, between KEMET Electronics Corporation and NEC Corporation.
99.1	Press Release, dated September 4, 2014, issued by the Company

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